                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement            |_|  Confidential, for Use of the
/X/  Definitive Proxy Statement                  Commission Only (as permitted
|_|  Definitive Additional Materials             by Rule 14a-6(e)(2) )
|_|  Soliciting Material Pursuant to Rule 14a-11a or Rule 14a-12

                    INTEGRATED SYSTEMS CONSULTING GROUP, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|_|  No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)  Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
         (2)  Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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         (4)  Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
         (5)  Total fee paid:
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|_|  Fee paid previously with preliminary materials:
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|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)  Amount Previously Paid:
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         (2)  Form, Schedule or Registration Statement No.:
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         (3)  Filing Party:
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         (4)  Date Filed:
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
                                                                  April 11, 1997







Dear Shareholders:

         It is a pleasure to invite you to the annual meeting of Integrated Systems Consulting Group, Inc., which will be held at The Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, Pennsylvania, on Friday, May 23, 1997 at 9:00 a.m. Information about the matters to be voted upon at the meeting is in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

         To assure that a quorum is present at the meeting, you are urged to sign and mail the enclosed proxy card at once, even though you may plan to attend in person. You may revoke the proxy granted in the proxy card at any time prior to its being voted by filing with the Secretary of the Corporation either an instrument of revocation or a duly executed proxy card bearing a later date. If you attend the meeting, you may elect to revoke the proxy and vote your shares in person.

         The Corporation's Annual Report to Shareholders for the fiscal year ended December 31, 1996 is being distributed to shareholders with the attached Proxy Statement.

                                   Sincerely,







                                 David S. Lipson
                                 Chairman, President and
                                 Chief Executive Officer

                    INTEGRATED SYSTEMS CONSULTING GROUP, INC.
                             575 E. SWEDESFORD ROAD
                            WAYNE, PENNSYLVANIA 19087


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The annual meeting of shareholders of Integrated Systems Consulting Group, Inc. (the "Corporation") will be held at The Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, Pennsylvania, on Friday, May 23, 1997 at 9:00 a.m., for the following purposes:

     1.       To elect eleven directors.

     2. To consider and act upon a proposal to approve amendments to the Corporation's Amended and Restated 1989 Incentive Stock Option Plan.

     3. To ratify the appointment of KPMG Peat Marwick LLP as the independent public accountants to audit the Corporation's accounts for the current year.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on February 24, 1997 as the record date for determining shareholders entitled to notice of and to vote at the meeting.

     Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy in the postage-paid envelope provided for your convenience. Returning a proxy will ensure a quorum and will not deprive you of your right to attend the annual meeting and vote your shares in person.

                                  By Order of the Board of Directors,






                                  David D. Gathman
                                  Executive Vice President, Finance
                                  and Administration, Chief Financial
                                  Officer and Secretary

Wayne, Pennsylvania
April 11, 1997

                    INTEGRATED SYSTEMS CONSULTING GROUP, INC.
                             575 E. SWEDESFORD ROAD
                                 WAYNE, PA 19087
                         -------------------------------

                                 PROXY STATEMENT
                         -------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 23, 1997

     This Proxy Statement is furnished to the shareholders of Integrated Systems Consulting Group, Inc., a Pennsylvania corporation (the "Corporation"), in connection with the solicitation of proxies by the Board of Directors for use at the annual meeting of shareholders of the Corporation to be held on Friday, May 23, 1997 and any adjournment or adjournments thereof (the "Meeting"). A copy of the Notice of Annual Meeting accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement will commence on or about April 11, 1997.

     Only holders of record of the Corporation's common stock (the "Common Stock") at the close of business on February 24, 1997, the Record Date for the Meeting (the "Record Date"), will be entitled to notice of and to vote at the Meeting. On the Record Date, the Corporation had 7,907,720 shares of Common Stock issued and outstanding, which are the only securities of the Corporation entitled to vote at the Meeting. Each share is entitled to one vote.

     The presence at the Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Meeting will be necessary to constitute a quorum. If a broker that is a record holder of Common Stock does not return a signed proxy, the shares of Common Stock that would otherwise be represented by such proxy will not be considered present at the Meeting and will not be counted toward establishing a quorum. If a broker that is a record holder of Common Stock does return a signed proxy, but is not authorized to vote on one or more matters (each such matter, a "broker non-vote"), the shares of Common Stock represented by such proxy will be considered present at the Meeting for purposes of determining the presence of a quorum, but only with respect to those matters as to which the broker is authorized to vote. The shares represented by such a proxy will be considered not present for quorum purposes with respect to matters as to which the broker is not authorized to vote. Abstentions will be counted for purposes of determining the presence of a quorum for transaction of business at the Meeting.

     Assuming a quorum is present, (i) directors of the Corporation will be elected by the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock present, in person or by proxy, at the Meeting and (ii) the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock present, in person or by proxy, at the Meeting will be required to approve the amendments to the Corporation's Amended and Restated 1989 Incentive Stock Option Plan (the "ISOP") and to ratify the appointment of KPMG Peat Marwick LLP as auditors for the current year. Abstentions and broker non-votes will have no effect on the outcome of the election of directors. With respect to the amendment of the ISOP and ratification of the appointment of auditors, abstentions and broker non-votes will have the same effect as "no" votes.

     Shareholders who execute proxies may revoke them by giving written notice to the Secretary of the Corporation at any time before the proxies are voted. Attendance at the Meeting will not have the effect of revoking a proxy unless the shareholder attending the Meeting notifies the Secretary of the Meeting in writing of the revocation of the proxy at any time prior to the voting of the proxy.

     The Board of Directors does not know of any matter other than the election of directors, the amendment of the ISOP and the ratification of the appointment of auditors for the current year that is expected to be presented for consideration at the Meeting. However, if other matters properly come before the Meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment. All proxies received pursuant to this solicitation will be voted, except as to matters where authority to vote is specifically withheld. Where a choice is specified on a proxy as to a proposal, the shares represented by the proxy will be voted in accordance with such specification. If no instructions are given, the persons named in the proxy solicited by the Board of Directors intend to vote (i) FOR the nominees for election as directors named under the caption "Election of Directors," (ii) FOR the amendments to the ISOP, and (iii) FOR the ratification of the appointment of KPMG Peat Marwick LLP as the Corporation's auditors for the current year.

     The Corporation will bear the cost of the Meeting and the cost of soliciting proxies, including the cost of mailing the proxy material. In addition to solicitation by mail, directors, officers and regular employees of the Corporation (who will not be specifically compensated for such services) may solicit proxies by telephone. The Corporation may engage Corporate Investor Communications, Inc. ("CIC") to assist in the solicitation of proxies from shareholders. In the event the Corporation does engage CIC, the Corporation will enter into an agreement with CIC pursuant to which the Corporation will pay CIC a fee of approximately $5,000 plus reimbursement of reasonable out-of-pocket expenses.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the Record Date, the number and percentage of shares of Common Stock, which according to information supplied to the Corporation, are beneficially owned by: (i) each person who is the beneficial owner of more than 5% of the outstanding shares of Common Stock; (ii) each director and nominee for director; (iii) each named executive officer (as defined under "Executive Compensation"); and (iv) all directors and executive officers as a group. Unless otherwise indicated, all persons listed below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

                                                                                                    PERCENT OF
NAME AND ADDRESS                                                 NO. OF SHARES                      CLASS (1)
----------------                                                 -------------                     ----------
David S. Lipson (2)..................................                  2,993,932                      37.9%
  575 East Swedesford Road
  Wayne, Pa 19087

Technology Leaders II (3)............................                  1,209,955                       15.0
  800 The Safeguard Building
  435 Devon Park Drive
  Wayne, PA 19087

Safeguard Scientifics, Inc. (4)......................                    756,025                       9.4
  800 The Safeguard Building
  435 Devon Park Drive
  Wayne, PA 19087

Warrant and Stock Trust (5)..........................                    370,137                       4.5
  1133 Rose Glen
  Gladwyne, PA 19035

David F. Elderkin (6)................................                    115,100                       1.5

David D. Gathman (7).................................                     89,876                       1.1

Edward P. Kaiserian (8)..............................                     20,600                         *

Jay M. Rose (9)......................................                     31,250                         *

Frank Baldino, Jr., Ph.D.............................                      5,000                         *

Melvyn E. Bergstein..................................                     10,434                         *

Donald R. Caldwell (10)..............................                     20,040                         *

Mark J. DeNino (11)..................................                      1,080                         *

David S. Fehr........................................                         --                         *

James L. Mann........................................                      8,000                         *

Donna J. Pedrick (12)................................                      1,650                         *

Michael D. Stern (13)................................                    379,906                       4.6

Edward S.J. Tomezsko, Ph.D. (14).....................                     15,050                         *

All executive officers and directors.................                  3,714,818                       44.4
as a group (14 persons) (15)

---------------------

*    Represents less than 1% of the outstanding Common Stock.

(1) Solely for the purpose of the percentage ownership calculation for each beneficial owner depicted herein, the number of shares of Common Stock deemed outstanding (i) assumes there are 7,907,720 shares of Common Stock outstanding as of the Record Date, and (ii) includes additional shares issuable pursuant to options or warrants held by such owner that may be exercised within 60 days after the Record Date, as set forth below. Soley for the purpose of the percentage beneficial ownership calculation for all executive officers and directors as a group, the aggregate number of shares underlying all presently exercisable options held by such persons is added to the total number of shares of Common Stock outstanding.

(2) Excludes 30,276 shares of Common Stock outstanding and 339,861 shares of Common Stock issuable pursuant to a warrant, which outstanding shares and warrant were transferred by Mr. Lipson to the Warrant and Stock Trust. See footnotes (5) and (13). Mr. Lipson disclaims beneficial ownership of such securities.

(3) Includes 169,931 shares of Common Stock issuable pursuant to warrants. Technology Leaders II L.P. and Technology Leaders II Offshore C.V. are venture capital funds that are required by their governing documents to make all investment, voting and disposition actions in tandem. Technology Leaders II L.P. and Technology Leaders II Offshore C.V. are referred to herein as "Technology Leaders II." Of the 1,040,024 shares outstanding and 169,931 shares (the "Derivative Shares") obtainable upon the exercise of the warrants owned by Technology Leaders II, 579,605 shares and 94,703 Derivative Shares are owned by Technology Leaders II L.P. and 460,419 shares and 75,228 Derivative Shares are owned by Technology Leaders II Offshore C.V. Technology Leaders II Management L.P. ("TLM"), the sole general partner of Technology Leaders II L.P. and the co-general partner of Technology Leaders II Offshore C.V., exercises through its executive committee sole investment and voting power with respect to the shares owned by these entities.

(4) Includes 169,931 shares of Common Stock issuable pursuant to a warrant. Shares are held of record by Safeguard Scientifics (Delaware), Inc., a wholly owned subsidiary of Safeguard Scientifics, Inc. ("Safeguard"). Does not include shares beneficially owned by Technology Leaders II, in which Safeguard has a beneficial interest.

(5) Consists of 30,276 shares of Common Stock outstanding and 339,861 shares of Common Stock issuable pursuant to a warrant. See footnotes
         (2) and (13).

(6) Includes 15,000 shares of Common Stock issuable pursuant to exercisable options.

(7) Includes 62,976 shares of Common Stock issuable pursuant to exercisable options.

(8) Includes 4,800 shares of Common Stock issuable pursuant to exercisable options.

(9) Includes 23,250 shares of Common Stock issuable pursuant to exercisable options.

(10) Excludes 756,025 shares beneficially owned by Safeguard. Mr. Caldwell serves as President and Chief Operating Officer of Safeguard. See "Election of Directors." Mr. Caldwell disclaims beneficial ownership of such shares.

(11) Excludes 1,209,955 shares beneficially owned by Technology Leaders II. Mr. DeNino is a General Partner and Managing Director of TLM and is a member of TLM's eleven-person executive committee. See "Election of Directors." Mr. DeNino disclaims beneficial ownership of such shares.

(12) Includes 150 shares of Common Stock issuable pursuant to exercisable options.

(13) Includes 30,276 shares of Common Stock outstanding and 339,861 shares of Common Stock issuable pursuant to a warrant held by the Warrant and Stock Trust, of which Mr. Stern is the sole trustee. Also includes 150 shares of Common Stock issuable pursuant to exercisable options.

(14) Includes 7,050 shares of Common Stock issuable pursuant to exercisable options.

(15) Includes (i) an aggregate of 126,576 shares of Common Stock issuable pursuant to exercisable options and (ii) 30,276 shares of Common Stock outstanding and 339,861 shares of Common Stock issuable pursuant to a warrant held by the Warrant and Stock Trust.

                            1. ELECTION OF DIRECTORS

         At the Meeting, eleven directors are to be elected, each to hold office until the next annual meeting of shareholders and until his or her successor has been elected and qualified. The nominees for election to the Board of Directors are named in the table below. All the nominees are presently serving as directors of the Corporation. If any nominee listed in the table below should become unavailable for any reason, which management does not anticipate, proxies will be voted for any substitute nominee selected by management prior to or at the Meeting, or a motion to reduce the membership of the Board of Directors to the number of nominees available. The information concerning the nominees has been furnished by them to the Corporation.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE SLATE OF NOMINEES SET FORTH BELOW. ALL SHARES REPRESENTED BY DULY RETURNED PROXY CARDS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

                                                                      DIRECTOR           POSITION(S) WITH THE
NAME                                                 AGE              SINCE              CORPORATION
----                                                 ---              -----              -----------
David S. Lipson.........................              53              1988               Chairman of the Board of
                                                                                         Directors, Chief Executive
                                                                                         Officer, President and
                                                                                         Treasurer

David D. Gathman........................              49              1990               Executive Vice President,
                                                                                         Finance and Administration,
                                                                                         Chief Financial Officer,
                                                                                         Secretary, Assistant
                                                                                         Treasurer and Director

Frank Baldino, Jr., Ph.D................              43              1995               Director

Melvyn E. Bergstein.....................              55              1995               Director

Donald R. Caldwell......................              50              1995               Director

Mark J. DeNino..........................              43              1995               Director

David S. Fehr...........................              61              1996               Director

James L. Mann...........................              62              1995               Director

Donna J. Pedrick........................              47              1994               Director

Michael D. Stern........................              48              1995               Director

Edward S.J. Tomezsko, Ph.D..............              62              1988               Director

ADDITIONAL BIOGRAPHICAL INFORMATION REGARDING THE NOMINEES

         DAVID S. LIPSON co-founded the Corporation and has been Chairman of the Board of Directors, Chief Executive Officer, President and Treasurer since its inception. Mr. Lipson has more than 29 years of industry experience in executive management and sales and marketing. His previous employers include

IBM, Control Data Corporation, Dun & Bradstreet Computer Services, SunGard Data Systems Inc. ("SunGard") and Digital Equipment Corporation.

         DAVID D. GATHMAN has served as Executive Vice President, Finance and Administration and Chief Financial Officer since January 1997 and as Assistant Treasurer and Secretary since April 1994. He served as Chief Operating Officer and Vice President from April 1994 to January 1997. From February 1987 to April 1994, Mr. Gathman was Vice President-Finance and Chief Financial Officer of SunGard, and from December 1982 to February 1987, Mr. Gathman was Controller of SunGard.

         FRANK BALDINO, JR., Ph.D. founded and has served since 1987 as President, Chief Executive Officer and a director of Cephalon, Inc., an integrated specialty biopharmaceutical company that discovers, develops, and markets products to treat neurological disorders. Dr. Baldino also currently serves as an adjunct associate professor at Allegheny University and Temple University School of Medicine and as a director of Pharmacopeia, Inc. and ViroPharma, Inc. Dr. Baldino's previous positions include Senior Research Biologist in Neuroscience at E.I. DuPont de Nemours & Company, as well as several research and instructional positions at UMDNJ-Rutgers Medical School, A.I. DuPont Institute, and Temple University School of Medicine.

         MELVYN E. BERGSTEIN founded and has been Chief Executive Officer and Chairman of the Board of Directors of Diamond Technology Partners Consulting, Inc., a business and information technology consulting firm, since February 1994. Prior to that time, Mr. Bergstein served as President and Vice Chairman from September 1991 to September 1993 and as Senior Vice President from July 1989 to September 1991 of Technology Solutions Corporation, a provider of consulting services to the information technology and software development industry. Mr. Bergstein's prior positions included serving as a partner and Managing Director, Technology at Andersen Consulting and on the Board of Directors of Arthur Andersen & Co. and Chairman of its consulting oversight committee.

         DONALD R. CALDWELL has been President and Chief Operating Officer of Safeguard since February 1996. Mr. Caldwell was an Executive Vice President of Safeguard from December 1993 to February 1996. Prior to that time, Mr. Caldwell was President of Valley Forge Capital Group, Ltd., a business mergers and acquisition advisory firm that he founded, from April 1991 to December 1993 and an executive officer of a predecessor company of Cambridge Technology Partners (Massachusetts), Inc., a provider of information technology consulting and software development, from December 1989 to March 1991. Mr. Caldwell's prior positions included serving as a partner in the national office of Arthur Young & Co. (a predecessor to Ernst & Young, LLP).

         MARK J. DeNINO has been a General Partner and Managing Director of Technology Leaders II Management L.P. since November 1994. Prior to such time, Mr. DeNino was President of Crossroads Capital, Inc., an investment banking firm, from September 1991 to October 1994. Mr. DeNino is a director of Aloette Cosmetics, Inc., CRW Financial, Inc. and Daleco Resources, Inc., as well as four privately-held companies.

         DAVID S. FEHR was Corporate Senior Vice President of Dun & Bradstreet Corporation where he served as a Group Head from 1985 until retirement in March 1995. Prior to that, he was President of D&B Computing Services (previously National CSS) from 1981 to 1986.

         JAMES L. MANN has been Chairman of the Board of Directors, Chief Executive Officer and President of SunGard since 1987. Mr. Mann has previously served on the Boards of Directors of Goal

Systems International, Inc., Digital Communications Associates, Inc., and Reality Technologies, Inc., a financial software company which was acquired by Reuters in 1994. Mr. Mann is a past Chairman of the Information Technology Association of America. Mr. Mann is a director of SunGard and T-Netix, Inc.

         DONNA J. PEDRICK has been Vice President, Human Resources of SunGard since January 1988. Ms. Pedrick is the past President of the Information Services Human Resource Association, a past member of the Penjerdel Employee Benefits Association membership committee and a member of the Penn State University Delaware County Campus Board of Advisors.

         MICHAEL D. STERN has been President of Innovative Software Solutions, Inc. since January 1997. From January 1993 to January 1997, Mr. Stern maintained a private law practice. From 1989 to January 1993, Mr. Stern served as President of National Software Testing Laboratories, Inc., a company which he co-founded. Prior to that time, Mr. Stern co-founded PermaColor, a manufacturer of photographic preservation systems, and served as House Counsel for Presidential Airways Corporation.

         EDWARD S.J. TOMEZSKO, Ph.D. is a tenured associate professor of chemistry and has been the Campus Executive Officer of Penn State University's Delaware County Campus since 1988.

ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

         The Board of Directors held four meetings during 1996. Each of the directors attended at least 75% of the meetings of the Board of Directors and committees of which he or she was a member.

         The Board of Directors has a Compensation Committee to review and approve the compensation arrangements for senior management of the Corporation, including salaries, bonuses and other forms of remuneration and to administer the ISOP. The current members of the Compensation Committee are Ms. Pedrick (Chairperson) and Mr. Bergstein. The Compensation Committee held two meetings during 1996.

         The Board of Directors has an Audit Committee to recommend the appointment of the Corporation's auditors, to discuss the scope and results of the audit with the auditors, to review with management and the auditors the Corporation's interim and year-end operating results, to consider the adequacy of the internal accounting controls and audit procedures of the Corporation and to review the non-audit services to be performed by the auditors. The current members of the Audit Committee are Dr. Tomezsko (Chairman), Dr. Baldino and Mr. Stern. The Audit Committee held two meetings during 1996.

         The Board of Directors has an Executive Committee, which exercises the full authority of the Board of Directors in the management of the business and affairs of the Corporation at any time when the Board of Directors is not in session, except with respect to those matters which, under the Pennsylvania Business Corporation Law, cannot be delegated by the Board of Directors. The current members of the Executive Committee are Mr. Lipson (Chairman), Mr. Caldwell and Mr. Mann. The Executive Committee held no meetings during 1996.

         The Board of Directors has a Nominating Committee the principal function of which is to make recommendations to the Board of Directors regarding the size and composition of the Board of Directors, the forms of proxy statement and proxy card, shareholder voting policies and practices, plans for the annual meetings of shareholders, nominees for election to the Board of Directors, and certain other matters relating to the election of directors. The current members of the Nominating Committee are Mr. Gathman (Chairman), Mr. DeNino and Mr. Lipson. The Nominating Committee held no meetings during 1996. The Nominating Committee considers recommendations from shareholders and other qualified sources with regard to nominees for election to the Board of Directors. Shareholders may submit recommendations by letter addressed to the Secretary of the Corporation.

DIRECTOR COMPENSATION

         All non-employee directors of the Corporation receive an annual base payment of $1,000 plus an additional $500 for each regular or special meeting of the Board of Directors they attend. Directors are not additionally compensated for service on committees. Directors who are also employees of the Corporation are not compensated for their services as directors. Each non-employee director automatically is granted an option covering 10,000 shares of Common Stock upon his or her initial election to the Board of Directors and automatically is granted an option covering an additional 2,000 shares of Common Stock every second year thereafter following his or her re-election to the Board of Directors.


                      EXECUTIVE OFFICERS OF THE CORPORATION

         The names and ages of the executive officers of the Corporation as of March 31, 1997 and their positions with the Corporation are as follows:

NAME                                                     AGE                 POSITION(S)
----                                                     ---                 -----------
David S. Lipson.........................                 53                  Chairman of the Board of
                                                                             Directors, Chief Executive
                                                                             Officer, President and Treasurer

David D. Gathman........................                 49                  Executive Vice President,
                                                                             Finance and Administration,
                                                                             Chief Financial Officer,
                                                                             Secretary, Assistant Treasurer
                                                                             and Director

David F. Elderkin.......................                 43                  Vice President, Technology and
                                                                             Assistant Secretary

Edward P. Kaiserian.....................                 44                  Vice President, Client Services

Jay M. Rose.............................                 45                  Vice President and General
                                                                             Manager, Systems and Networks

Victor E. Stambaugh.....................                 42                  Vice President, Marketing


Set forth below is additional biographical information for each executive officer, based on information supplied by him to the Corporation:

         DAVID S. LIPSON.  See "Election of Directors."

         DAVID D. GATHMAN.  See "Election of Directors."

         DAVID F. ELDERKIN joined the Corporation in June 1989 and has served as Vice President, Technology since June 1990. Mr. Elderkin has more than 20 years of experience in technology assessment, management of applications development, and systems and network management. He has managed projects for aerospace, banking, healthcare, manufacturing, and pharmaceutical companies. Mr. Elderkin is responsible for maintaining the Corporation's focus on leading edge technologies.

         EDWARD P. KAISERIAN joined the Corporation in March 1991 and served as an account executive from March 1991 to January 1993, a Regional Manager from January 1993 until January 1995, as Vice President from January 1995 to March 1997 and has served as Vice President, Client Services since March 1997. From February 1984 until March 1991, Mr. Kaiserian served in various capacities at Source Services Corporation, a personnel services firm specializing in the recruitment of software and engineering professionals for the computer industry and technology companies.

         JAY M. ROSE joined the Corporation in November 1995 and served as Vice President, Sales from November 1995 to March 1997 and has served as Vice President and General Manager, Systems and Networks since March 1997. Prior to joining the Corporation, Mr. Rose held various positions with Shared Medical Systems Corp., a provider of information services, including Vice President of Product Development from 1992 to 1995, Vice President of Marketing from 1991 to 1992 and Vice President and General Manager of a wholly-owned subsidiary from 1987 to 1991.

         VICTOR E. STAMBAUGH joined the Corporation in March 1989 and served as Senior Consultant from March 1989 to January 1994, Principal Consultant from January 1994 to March 1997, Director, Technology Marketing from September 1995 to March 1997 and has served as Vice President, Marketing since March 1997. Mr. Stambaugh has more than 15 years of experience in the information consulting industry and has managed projects in the pharmaceutical, scientific, health care, property management, and broadcasting industries. Mr. Stambaugh is responsible for the development of service offerings, marketing activities and sales support for the Corporation's document management, pharmaceutical research, and technology practices.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth certain information concerning compensation paid or accrued for each of the last three years with respect to the Corporation's chief executive officer and its four other most highly compensated executive officers at December 31, 1996 (the "named executive officers"):

                                                                                   LONG TERM
                                                                                 COMPENSATION
                                                                                 ------------
                                                  ANNUAL COMPENSATION (1)          SECURITIES
                                                  -----------------------         UNDERLYING            ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR        SALARY         BONUS             OPTIONS           COMPENSATION
---------------------------            ----        ------         -----             -------           ------------
David S. Lipson..........            1996       $200,000         $79,650               --             $147,927(2)
 Chairman, Chief Executive           1995        200,000          75,000               --              120,541(2)
 Officer, President and              1994        100,000         150,000               --               68,337(2)
 Treasurer

David D. Gathman.........            1996        100,000          76,860               --                1,974(3)
 Executive Vice President,           1995        100,000          46,471          137,400                1,411(3)
 Finance and Administration,         1994         75,000(5)       27,544               --                  930(3)
 Chief Financial Officer,
 Secretary and Assistant Treasurer

David F. Elderkin........            1996         60,000          66,240               --                2,130(4)
 Vice President, Technology and      1995         60,000          47,704           18,750                1,597(4)
 Assistant Secretary                 1994         60,000          41,585            6,000                1,468(4)

Edward P. Kaiserian......            1996        100,000         114,205               --                1,500(3)
 Vice President, Client Services     1995         75,000         108,734            9,000                1,500(3)
                                     1994         75,000          78,689            1,500                1,282(3)

Jay M. Rose..............            1996        100,000         183,904               --                1,597(3)
 Vice President and General          1995          4,964(6)       14,167           41,250                  --
 Manager, Systems and Networks       1994             --              --               --                  --

-----------------------

(1) The compensation described in this table does not include medical, group life insurance or other benefits received by the named executive officers, which are available generally to all salaried employees of the Corporation, and certain perquisites and other personal benefits, securities or property received by the named executive officers that do not exceed the lesser of $50,000 or 10% of the aggregate of any such named executive officer's salary and bonus in the year in which the same were received.
(2)      Includes $143,314, $115,783, and $63,079 respectively, for 1996, 1995 and 1994 for life insurance premiums paid on behalf of Mr. Lipson. In the event of Mr. Lipson's death the Corporation will receive proceeds to the extent of premiums paid. The amounts also include the Corporation's contributions under the Corporation's 401(k) plan of $1,833, $1,500 and $2,000 in 1996, 1995 and 1994, respectively and
         $2,780, $3,258 and $3,258 in disability insurance premiums for 1996, 1995, and 1994, respectively.
(3)      Represents a contribution under the Corporation's 401(k) plan.
(4) Includes the Corporation's contributions under the Corporation's 401(k) plan of $1,440, $964 and $835 in 1996, 1995, and 1994, respectively and
         $690, $633 and $633 in disability insurance premiums in 1996, 1995, and 1994 respectively.
(5)      Mr. Gathman became employed by the Corporation on April 1, 1994.
(6)      Mr. Rose became employed by the Corporation on November 25, 1995.

STOCK OPTION GRANTS

         None of the named executive officers received stock options in 1996.

AGGREGATED OPTION EXERCISES IN 1996 AND YEAR-END OPTION VALUES

         The following table sets forth information concerning options exercised during 1996 and the number and the hypothetical value of certain unexercised options of the Corporation held by the named executive officers as of December 31, 1996. This table is presented solely for purposes of complying with the Commission rules and does not necessarily reflect the amounts the persons named below will actually receive upon sale of the shares acquired upon exercise of the options.


                                                                 NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED                VALUE OF UNEXERCISED
                                                                      OPTIONS AT                    IN-THE-MONEY OPTIONS AT
                                                                   DECEMBER 31, 1996                   DECEMBER 31, 1996
                                                                ----------------------
                         SHARES ACQUIRED
        NAME               ON EXERCISE     VALUE REALIZED    EXERCISABLE       UNEXERCISABLE   EXERCISABLE         UNEXERCISABLE
        ----              -------------    --------------    -----------       -------------   -----------         -------------
David D. Gathman             21,900           $111,294         47,568             73,932         $581,757            $878,948

David F. Elderkin            15,600            267,642         37,800             45,150         503,255              554,111

Edward P. Kaiserian           3,600            51,757            ---              16,200           ---                198,494

Jay M. Rose                   3,000            31,260          23,250             15,000         242,265              156,300

EMPLOYMENT AGREEMENTS

         Each of the named executive officers has an employment agreement with the Corporation. Mr. Lipson's employment agreement provides for his employment through December 31, 2000 at a specified annual salary and an annual bonus based upon the achievement of certain revenue and income goals, as set annually by the Board of Directors. The employment agreement for each of Mr. Gathman, Mr. Kaiserian, Mr. Elderkin and Mr. Rose provides for his employment for an indefinite period at a specified salary, subject to the right of either party to terminate upon thirty days' prior written notice. In addition, each such employment agreement provides for an annual bonus based upon the achievement of goals (such as revenues and income) as set annually by the Board of Directors and also contains other terms customarily found in executive officer employment agreements, including provisions relating to reimbursement of certain business expenses, participation in employee benefit plans generally available to the other executive officers of the Corporation, severance, confidentiality and noncompetition.

INCENTIVE STOCK OPTION PLAN

         For a description of the ISOP, see "II. Amendments to the ISOP."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee is comprised of Ms. Pedrick and Mr. Bergstein. No member of the Compensation Committee was at any time during 1996, or formerly, an officer or employee of the Corporation.


                          COMPENSATION COMMITTEE REPORT

         In July 1996, the Board of Directors delegated to the Compensation Committee responsibility for (i) approving the salary and other forms of remuneration of the chief executive officer, (ii) reviewing the compensation arrangements for other senior management and (iii) administering the ISOP. This responsibility of the Compensation Committee became effective for the current year ending December 31, 1997. For prior years, including the year ending December 31, 1996, the compensation of the named executive officers was approved by the Board of Directors upon the recommendation of Mr. Lipson. Mr. Lipson's recommendations generally were based on each executive's level of responsibility and the prevailing compensation arrangements for positions of similar responsibility in comparable organizations. The Board gave substantial weight to Mr. Lipson's recommendations and found them reasonable in light of the Corporation's performance.

         The Compensation Committee is establishing executive compensation policies for the current year and has engaged an independent consultant to assist it in this effort. The Corporation is in a highly competitive industry. In order to succeed, the Compensation Committee believes the Corporation must be able to attract and retain outstanding executives, promote among them the economic benefits of stock ownership in the Corporation, and motivate and reward executives who, by their industry, loyalty and exceptional service, make contributions of special importance to the success of the business of the Corporation. The Compensation Committee intends to structure its executive compensation program to support the strategic goals and objectives of the Corporation and to ensure that an appropriate relationship exists between executive remuneration and shareholder value.

                                                 Donna J. Pedrick
                                                 Melvyn E. Bergstein

                             STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative total stockholder return on the Corporation's Common Stock for the period beginning with the commencement of the Corporation's initial public offering on April 17, 1996 through December 31, 1996 with the cumulative total return for the Nasdaq Market Index and an index that includes organizations in the Corporation's Standard Industrial Classification code number 7373 - Computer Integrated System Design (the "SIC Index"). The comparison assumes $100 was invested on April 17, 1996 in the Corporation's Common Stock at the $5 initial offering price and in each of the Nasdaq Market Index and the SIC Index and assumes reinvestment of dividends, if any.


------------------------------------------------------------------------------------------
                              PERFORMANCE GRAPH DATA POINTS
------------------------------------------------------------------------------------------
                                                   4/17/96               12/31/96
------------------------------------------------------------------------------------------
Integrated Systems Consulting Group, Inc.         $100.00                $275.00
------------------------------------------------------------------------------------------
Nasdaq Market Index                                100.00                 107.16
------------------------------------------------------------------------------------------
SIC Index                                          100.00                  87.94
------------------------------------------------------------------------------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         DLB Systems, Inc. ("DLB") purchased approximately $2.9 million in services from the Corporation in 1996 and the Corporation expects DLB will purchase in excess of $60,000 in services in 1997. At December 31, 1996, the Corporation had outstanding accounts receivable from DLB of approximately $572,000 in the aggregate and a note receivable (representing converted accounts receivable) from DLB under which the outstanding principal amount was $50,000. The note is unsecured, matures on September 30, 1997 and bears interest at the rate of 7% per annum. As of March 21, 1997, Safeguard held approximately 81.0% of the voting rights of DLB. Donald R. Caldwell, a director of the Corporation, is also a director of DLB.

         Premier Solutions, Ltd. ("Premier") purchased approximately $114,000 in services from the Corporation in 1996. As of March 21, 1997, Safeguard held approximately 85.0% of the outstanding voting stock of Premier.

                            2. AMENDMENTS TO THE ISOP

         Presently, the Corporation may grant options to purchase up to a maximum of 1,250,000 shares of Common Stock under the ISOP. The expiration date of the ISOP is July 5, 1999. As of March 21, 1997, the Corporation had granted options to purchase an aggregate of 1,138,646 shares of Common Stock (net of expired and terminated options) under the ISOP. As of such date, 111,354 shares remain available under the Plan.

         Subject to shareholder approval as described in this Proxy Statement, the Board of Directors has approved a proposal to amend the ISOP. These amendments would increase by 400,000 the number of shares of Common Stock that may be issued under the ISOP and would extend by ten years from the date of the Meeting (until May 22, 2007) the termination date of the ISOP. If these amendments are approved, the total number of shares of Common Stock remaining available for issuance under the ISOP will be 511,354, plus any shares remaining unpurchased under previously granted options that terminate or expire without being exercised in full. Based on the closing sale price of the Common Stock on March 21, 1997 ($8.875), as reported on the NASDAQ National Market System ("Nasdaq"), the aggregate market value of the shares of Common Stock reserved for issuance under the ISOP (net of such shares already issued pursuant to the exercise of stock options and including the additional 400,000 shares subject to shareholder approval as set forth herein) was approximately $12.2 million.

         THE BOARD OF DIRECTORS BELIEVES THE AMENDMENTS TO THE ISOP TO INCREASE THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER BY 400,000 AND TO EXTEND ITS EXPIRATION DATE TO MAY 22, 2007 IS IN THE BEST INTERESTS OF THE CORPORATION AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS SHAREHOLDERS VOTE "FOR" APPROVAL OF THIS PROPOSAL. ALL SHARES REPRESENTED BY DULY RETURNED PROXY CARDS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

MATERIAL FEATURES OF THE ISOP

         The purpose of the ISOP is to foster and promote the long-term financial success of the Corporation (i) through the attraction and retention of personnel of outstanding ability and the enhancement of the Corporation's ability to develop and maintain a competent management team and (ii) by providing incentive compensation opportunities that are competitive with those of other organizations and enabling key personnel to participate in the financial success of the Corporation through the ownership of Common Stock. The ISOP provides for the grant of options to purchase shares of the Corporation's Common Stock, including incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

         Participation in the ISOP is limited to directors and full-time employees of the Corporation and subsidiaries of the Corporation. As of March 21, 1997, 11 directors, 6 officers (two of whom were also directors) and 400 employees who were not also officers were eligible to participate in the ISOP.

         The ISOP is administered by the Compensation Committee of the Board of Directors (the "Committee"). Except as noted below, the Committee has sole authority as to decisions regarding the ISOP. The Committee may establish rules and regulations it deems necessary to administer the ISOP. All determinations and actions by the Committee are final and conclusive for all purposes. The Committee determines to whom (within the class of eligible persons) and when options will be granted, the number of shares to be subject to each option grant, the duration and price of each option, the time during which an option may be exercised and, subject to the terms of the ISOP, the other terms and conditions of the options. The discretion of the Committee is restricted, however, with respect to grants of options to "insiders" of the Corporation, and the ISOP provides for non-discretionary, automatic option grants to non-employee directors. Grants of options to persons who are beneficial owners of more than 10% of the outstanding Common Stock or who are directors or officers of the Corporation may be effected under the ISOP only upon the recommendation of the Committee and approval by the Board of Directors. Further, pursuant to a resolution adopted by the Board of Directors, without the approval of the Board of Directors, the Committee may not grant to any person in a single grant options to acquire more than 10,000 shares of Common Stock or in any number of grants in one calendar quarter options to acquire in excess of 30,000 shares of Common Stock in the aggregate. Each director who is not employed by the Corporation is automatically granted an option covering 10,000 shares of Common Stock upon his or her initial election to the Board of Directors and is automatically granted an option covering an additional 2,000 shares every second year thereafter following his or her re-election to the Board of Directors ("Outside Director Formula Grants").

         The exercise price of options granted under the ISOP may not be less than 100% of the fair market value of the Common Stock on the date of the grant of such options. The aggregate fair market value of the Common Stock with respect to which options are first exercisable by a recipient in any calendar year may not exceed $100,000. In the case of an option granted to an employee owning more than 10% of the outstanding Common Stock, the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant of such option. Options granted prior to July 25, 1996 generally vest in 20% annual increments beginning on the second anniversary of the date of grant. Those granted after July 25, 1996 generally vest in 20% annual increments beginning on the first anniversary of the date of grant. No option may be exercisable after the expiration of 10 years from the date of grant. Options granted under the Stock Option Plan are not transferable other than by will or the laws of descent and distribution.

         Since commencement of the ISOP, the Corporation has granted options under the ISOP with fair market value exercise prices as follows (net of expired or terminated options): Mr. Gathman -- 145,900 shares; Mr. Elderkin -- 119,750 shares; Mr. Kaiserian -- 29,000 shares; Mr. Rose -- 43,250 shares; all executive officers as a group -- 364,400 shares; all non-employee directors -- 78,250 shares; and all other employees -- 710,666 shares. Mr. Lipson has received no options under the ISOP. Benefits attributable to future grants of options under the ISOP are not presently determinable because such benefits will depend upon numerous variables, including, in the case of Outside Director Formula Grants, whether the directors are re-elected, and in the case of other options, the exercise of the Committee's discretion, and as to all options, the fair market value of the Corporation's Common Stock on the dates of grant.

         The ISOP may be amended by the Board of Directors without the approval of the stockholders, except no action may be taken without the approval of the stockholders to increase the aggregate number of shares of Common Stock that may be issued under the ISOP, materially increase the benefits accruing to the participants under the ISOP, or materially modify the requirements as to eligibility for participation in the ISOP.

         The amendments to the ISOP as proposed hereby will become effective only upon shareholder approval. If the shareholders approve the proposed amendments, the amended ISOP will terminate on May 22, 2007 or on such earlier date as the Board of Directors may determine. After termination of the ISOP, no grants may be effected. Previously made grants, however, will remain outstanding in accordance with their terms and conditions and the terms and conditions of the ISOP.

FEDERAL INCOME TAX CONSEQUENCES UNDER THE ISOP

         The following is a brief description of the federal income tax consequences of stock options which may be granted under the ISOP under present tax laws.

         Incentive Stock Options. Options issued under the ISOP to employees of the Corporation are intended to qualify as incentive stock options ("ISOs") as defined in section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). There will be no federal income tax consequences to either the recipient or the Corporation upon the grant of an ISO. Except as described below, the recipient will not have to recognize any income upon the exercise of an ISO, and the Corporation will not be allowed any deduction, as long as the recipient does not dispose of the shares within two years from the date the ISO was granted or within one year from the date the shares were transferred to the recipient (the "holding period requirement"). Upon a sale of the shares after the holding period requirement is satisfied, the recipient will recognize a long-term capital gain (or loss) measured by the excess (or deficit) of the amount realized from such sale over the option price of such shares, but no deduction will be allowed to the Corporation. If a recipient disposes of shares before the holding period requirement is satisfied, the recipient will recognize ordinary income in the year of disposition, and the Corporation will be entitled to a corresponding deduction, in an amount equal to the lesser of (a) the excess of the fair market value of the shares on the date of exercise over the option price of the shares or (b) the excess of the amount realized from such disposition over the option price of the shares. Where shares are sold before the holding period requirement is satisfied, the recipient will also recognize a capital gain to the extent that the amount realized from the disposition of the shares exceeded the fair market value of the shares on the date of exercise.

         For alternative minimum tax purposes, regardless of whether the recipient satisfies the holding period requirement, the excess of the fair market value of the shares on the exercise date over the option price will be treated as a positive adjustment to the recipient's alternative minimum taxable income for the year the ISO is exercised. If the shares are disposed of in the year the ISO was exercised, however, the positive adjustment taken into account for alternative minimum tax purposes will not exceed the gain realized on such sale.

         Non-Qualified Stock Options. Options issued under the ISOP to directors who are not employees of the Corporation cannot qualify as ISOs for federal income tax purposes and will be treated as non-qualified stock options ("NSOs"). There will be no federal income tax consequences to either the recipient or the Corporation upon the grant of an NSO. Upon the exercise of an NSO, the recipient will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price of such shares, and the Corporation generally will be entitled to a federal income tax deduction in the same amount.


                 3. RATIFICATION OF THE APPOINTMENT OF AUDITORS

         The Board of Directors has selected KPMG Peat Marwick LLP, independent public accountants, to serve as auditors for the year ending December 31, 1997. KPMG Peat Marwick LLP has served as the Corporation's auditors and independent accountants since 1995. Representatives of KPMG Peat Marwick LLP are expected to be available at the Meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so. Ratification of the selection of appointment of auditors is not required under applicable law, but the shareholder vote with respect to this proposal will be considered by the Board of Directors in selecting auditors for future years.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS SHAREHOLDERS VOTE "FOR" APPROVAL OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE CORPORATION'S AUDITORS FOR THE CURRENT YEAR. ALL SHARES REPRESENTED BY DULY RETURNED PROXY CARDS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended ("the Exchange Act"), requires the Corporation's officers and directors, and persons who own more than 10% of the Corporation's Common Stock to file reports of their ownership and changes in their ownership of such securities with the Securities and Exchange Commission ("SEC") and Nasdaq. Officers, directors and beneficial owners of more than 10% of the Corporation's Common Stock are required by SEC regulations to furnish the Corporation with copies of all such forms they file.

         Based solely on the Corporation's review of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that, during the year ended December 31, 1996, all filing requirements applicable to its officers, directors and persons who own more than 10% of the Common Stock were complied with.


                              SHAREHOLDER PROPOSALS

         Shareholders who intend to present proposals at the Corporation's annual meeting of shareholders to be held in 1998 must submit their proposals to the Secretary of the Corporation on or before December 12, 1997 in order for their proposals to be eligible to be included in the proxy materials for the meeting.


                                OTHER INFORMATION

         Upon the request of any shareholder as of the Record Date, a copy of the Corporation's annual report on Form 10-K for the year ended December 31, 1996, as filed with the Securities and Exchange Commission, will be supplied without charge. To request a copy, please call or write to Investor Relations, Integrated Systems Consulting Group, Inc., 575 E. Swedesford Road, Wayne, Pennsylvania 19087, (610) 989-7171.

Dated:   April 11, 1997

                               LIST OF APPENDICES


                                                                                                 Appendix No.
                                                                                                 ------------

Amended and Restated 1989 Incentive Stock Option Plan............................................         I

                    INTEGRATED SYSTEMS CONSULTING GROUP, INC.
              AMENDED AND RESTATED 1989 INCENTIVE STOCK OPTION PLAN

1. Purpose of the Plan

The purposes of this plan are to foster and promote the long-term financial success of the Company by (a) attracting and retaining key personnel of outstanding ability by the granting of stock options; (b) strengthening the Company's capacity to develop and maintain a competent management team; (c) providing incentive compensation opportunities which are competitive with those of other businesses; and (d) enabling key personnel to participate in the financial success of the Company through the ownership of stock in the Company. It is intended that stock options granted under this Plan shall be "incentive stock options", as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). All requirements of Code Section 422 and the regulations issued thereunder are deemed a part of this Plan and any provision hereof which is contrary to those requirements shall be null and void.

2. Definitions

         (a)   "Board" means the Board of Directors of the Company.

         (b) "Committee" means a Committee appointed by the Board to administer the Plan. The Committee shall consist of not less than two persons who shall serve at the pleasure of the Board.

         (c) "Company" means Integrated Systems Consulting Group, Inc., a Pennsylvania corporation, and its Subsidiaries, if any.

         (d) "Employee" means any person (including any officer of the Company), who is employed on a full-time basis by the Company, and any member of the Board or the Board of Directors of any Subsidiary. For purposes of the Plan, employment on a full-time basis means employment for 40 or more hours per week.

         (e) "Exercise Period" means the period during which a Participant is entitled to exercise a Stock Option granted to such Participant under the Plan; which period shall neither begin prior to two (2) years, nor end later than ten (10) years from the date of the grant of such Option. Options granted to any Employee under this Plan shall continue to be exercisable only so long as the Participant continues to be an Employee, except as provided in
               Section 7 hereof.

         (f) "Fair Market Value" means the value of the Shares determined in good faith by the Plan Administrator. If shares of the Stock are listed on a stock exchange, such determination shall be made on the basis of the closing sale price of such Shares on any stock exchange on which such shares are listed. If shares of the Stock are not listed on a stock exchange, but are traded on the over-the-counter market, such determination shall be made on the basis of the mean between the bid and offer prices for such shares on the over-the-counter market. In no case shall such Fair Market Value be less than the par value of such Shares. Fair Market Value of the Shares shall be determined without regard to any restrictions other than a restriction which, by its terms, will never lapse.

         (g) "Offer" means a tender or exchange offer, other than one made by the Company, for shares of Stock in the Company.

         (h) "Participant" means any Employee who is selected by the Plan Administrator to receive a Stock Option.

         (i) "Plan" means the Amended and Restated 1989 Incentive Stock Option Plan of the Company, including any amendments thereto.

         (j) "Plan Administrator" means either the Board or a Board-appointed Committee, whichever is designated from time to time to administer the Plan under Section 3(a) hereof.

         (k) "Reorganization Transaction" means a merger, consolidation or combination of the Company with another corporation or entity or any similar reorganization of the Company, the complete liquidation of the Company, or the sale of all or substantially all of the assets of the Company.

         (l) "Shares" means the shares of Stock reserved for issuance or transfer by the Company under the Plan as set forth in Section 4(a) hereof. The term "Shares" shall also include all shares of Stock received with respect to Shares by a Participant pursuant to a stock dividend, stock split, recapitalization or other similar transaction.

         (m) "Stock" means the Common Stock, par value $.005 per share, of the Company.

         (n) "Stock Option" or "Option" means an option to purchase Shares granted under Section 6 hereof.

         (o) "Subsidiary" means any corporation the majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company.

         (p) "Termination of Employment" means the time when the employee-employer relationship between the Participant and the Company is terminated for any reason, including, but not limited to, a termination by resignation, discharge, death, disability, or retirement, but excluding such termination where there is a simultaneous reemployment by either the Company or a Subsidiary.

         (q) "Vesting Schedule" means the dates when a Participant can exercise the Options granted under this Plan, as set forth in
               Section 6(c) hereof.

3. Administration of the Plan

         (a) The Plan shall be administered under the direction of the Board. The Board may at any time, in its sole discretion, appoint a Committee of the Company which shall have all of the powers, duties, and responsibilities of the Board of Directors under this Plan and shall be subject to all of the terms and conditions of this Plan applicable to the Board of Directors. The Committee, if appointed, shall consist of two or more persons who shall serve at the pleasure of the Board of Directors. Such persons may or may not be Directors of the Company. The Board shall determine, from time to time, whether the Plan shall be administered by the Board or the Committee, and whichever body is so designated shall be the Plan Administrator hereunder.

         (b) Subject to the provisions of the Plan, the Plan Administrator shall have exclusive power to select the Employees who are to be Participants under the Plan as set forth in Section 5 hereof and to determine the Options to be granted to the Participants selected and the time or times when, and terms, conditions and restrictions subject to which, such Options will be granted.

         (c) Decisions and determinations by the Plan Administrator shall be final and binding upon all persons, including, but not limited to, the Company and its shareholders, Participants and their personal representatives, heirs and assigns, and other Employees. The Plan Administrator shall have the authority to interpret the Plan, establish and revise rules and regulations relating to the Plan, and make any other determinations that it believes necessary or advisable for the administration of the Plan; provided, however, that no such rules, regulations or determinations are inconsistent with the terms of this Plan.

         (d) The provisions of the By-laws of the Company governing the number of Directors of the Board required for action to be taken by the Board at a meeting and the requirements for voting by Directors at a meeting at which a quorum is present, or for acting by their written consent, shall be complied with by the Board in order to take valid actions under the Plan. Notwithstanding anything in the By-laws to the contrary, a majority of the Committee shall constitute a quorum, and the acts of a majority of the members of the Committee present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be the acts of the Committee.

         (e) All expenses and liabilities incurred by the Plan Administrator in the administration of the Plan shall be borne by the Company. The Plan Administrator may employ attorneys, consultants, accountants, or other persons to render services in connection with the Plan, and the Company, the Board, the Committee, and the members of the Board and Committee shall be entitled to rely upon the advice, opinions, or valuations of any such persons. Neither the Company, the Board, the Committee, nor any member of the Board or Committee shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and Committee shall be indemnified by the Company with respect to any such liability to the fullest extent permitted by the By-laws of the Company.

4. Stock Subject to the Plan

         (a) The maximum number of shares of Stock which may be issued or transferred by the Company under the Plan and which shall be reserved for such issuance shall be 1,250,000 Shares.

         (b) The Board may reserve authorized but unissued shares of Stock, or treasury shares of Stock, not otherwise reserved or restricted, for issuance under this Plan. Shares reserved for issuance or transfer under outstanding Stock Options under this Plan which expire unexercised or which are cancelled shall again become reserved for issuance under this Plan.

         (c) The approval of this Plan by the Board shall constitute the Board's conclusive judgment and determination that, when Shares have been issued to a Participant in accordance with the terms and conditions of the Plan, such Shares shall be considered to be issued for full and adequate consideration and shall be fully paid and nonassessable Stock, and that such consideration shall be accounted for in accordance with the Company's standard accounting practice.

5. Eligibility

The Plan Administrator shall from time to time, in its absolute discretion, select Participants to whom Stock Options shall be granted from among those Employees who are key personnel of the Company. No Stock options shall be granted to any individual who, at the time the Stock Option is granted, owns (after application of the ownership attribution rules contained in Code Section 424(d)) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless the purchase price per Share under such Option is at least 110% of the Fair Market Value of such Share on the date the Option is granted, and such Option is not exercisable until after the expiration of five (5) years from the date on which such Option is granted. Moreover, the aggregate fair market value (determined as of the time the Option is granted) of the shares of stock of the Company with respect to which incentive stock options (as defined in Code Section 422) are exercisable for the first time by any Participant during any calendar year (pursuant to all incentive stock option plans of the Company) shall not exceed $100,000.

6. Grant of Stock Option; Agreement

At the time an Option is granted pursuant to this Plan, each Participant granted an Option shall enter into an agreement with the Company (an "Incentive Stock Option Agreement"), in a form approved by the Plan Administrator, which shall set forth the general terms and conditions of the Options granted to the Participant, and such other terms and conditions as the Plan Administrator shall, in its sole discretion, determine. A copy of a form of Incentive Stock Option Agreement is attached hereto as Exhibit A. The Incentive Stock Option Agreement shall specify the following terms and conditions with respect to the
Option:

         (a) Number of Shares. The number of Shares issuable or transferable to the Participant upon the exercise of the Option.

         (b) Price. The purchase price per Share deliverable upon the exercise of the Option, which shall not be less than the Fair Market Value of the Shares on the date the Option is granted. The purchase price may be paid in cash, by check or in any other form as may be deemed acceptable by the Plan Administrator.

         (c) Exercise Period and Vesting Schedule. The Stock Options granted under this Plan shall be exercisable by the Participant in accordance with the following schedule (the "Vesting Schedule"):

                  For Options granted before July 25th, 1996:
                           2 years from date of grant:               20% of Shares
                           3 years from date of grant:               40% of Shares
                           4 years from date of grant:               60% of Shares
                           5 years from date of grant:               80% of Shares
                           6 years from date of grant:               100% of Shares

                  For Options granted on or after July 25th, 1996:
                           1 year from date of grant:                20% of Shares
                           2 years from date of grant:               40% of Shares
                           3 years from date of grant:               60% of Shares
                           4 years from date of grant:               80% of Shares
                           5 years from date of grant:               100% of Shares

         (d) Discretion of Plan Administrator. Notwithstanding anything to the contrary in this Section 6(d), the Plan Administrator, at any time and in its sole discretion, may establish the Vesting Schedule for any Stock Options granted under this Plan and may also provide for the acceleration of the Vesting Schedule with respect to Stock Options previously granted under the Plan to any Participant and the acceleration of the right to exercise Stock Options prior to vesting (provided such Stock is subject to the Company's right, but not the obligation, to repurchase such Stock if vesting does not subsequently occur), provided that such grant or acceleration shall not impair the qualification of such Stock Option under Code Section 422.


         (e) Voluntary. The Participant shall expressly acknowledge and agree that participation in this Plan is voluntary, and that the Participant will be solely responsible for all taxes to which he or she may become subject as a consequence of participation in the Plan, the exercise of an Option or the ownership, sale, transfer or other disposition of Shares acquired pursuant to the exercise of an Option issued hereunder.

         (f) 30-Day Waiting Period With Respect to Options Granted Prior to July 25, 1996. With respect only to Options granted hereunder prior to July 25, 1996, there shall be a 30-day period between the date on which the Participant exercises the Option pursuant to this Plan, and the issuance or transfer of the Shares covered by such Option to the Participant, and the Participant must remain an Employee at all times during such 30-day period in order to receive the Shares.

         (g) Share Certificates Held by Company. The original of any Share certificates that are issued to a Participant upon exercise of a Stock Option granted under the Plan may be held by the Plan Administrator as custodian for the Participant, in the Plan Administrator's sole discretion. The issuance of such certificates shall be recorded on the Company's stock ledger book and other records so that the Participant is accorded all rights of a holder of Shares. At a Participant's request, the Plan Administrator shall furnish to the Participant a copy of the Share certificate(s) held by the Plan Administrator as custodian for the Participant.

         (h) Other. Such other terms and conditions not inconsistent with the Plan as the Plan Administrator shall specify.

7. Termination of Employment

         (a) Death. If the Participant dies while an Employee, any Option which was exercisable, in accordance with the Vesting Schedule, by such Participant on the date of such Participant's death shall be exercisable by such Participant's estate, heirs or legatees at any time prior to the expiration of one year after the date of the Participant's death, but in no event after the expiration of the Exercise Period applicable to such Option.

         (b) Total Disability. If any Participant becomes permanently and totally disabled within the meaning of Code Section 22(e)(3) while he or she is an Employee, any Option held by the Participant which was exercisable, in accordance with the Vesting Schedule, by the Participant on the date of such disability shall be exercisable for a period of one year from the date such Participant ceases Employment, but in no event after the expiration of the Exercise Period applicable to such Option. If the Participant dies during such one-year period, the executor, personal representative, distributee or legatee of the Participant's estate shall have the right to exercise such Option during the remainder of such period.

         (c) Other. If there is a Termination of Employment of a Participant for any reason not specified in Sections 7(a) or 7(b) hereof, any Option which was exercisable, in accordance with the Vesting Schedule, by such Participant on the date of such Termination shall be exercisable at any time prior to 30 days from the date of such Termination, but in no event after the termination of the Exercise Period applicable to such Option. If the Participant dies during such 30-day period, the executor, personal representative, legatee or distributee of the Participant's estate shall have the right to exercise such Option during the remainder of such period. The Plan Administrator shall have discretion with respect to applying this Section 7(c) to members of the Board of Directors who are Participants under the Plan.

8. Leave of Absence

If a Participant is granted a leave of absence (as defined in Regulations Section1.421-7(b)(2)) by the Company, the Plan Administrator may make such provision respecting continuance of any Stock Option held by such Participant while such Participant continues as an Employee as it may deem advisable, except that in no event shall any Option become exercisable after the expiration of the Exercise Period applicable to such Option.

9. Compliance with Applicable Laws

No Stock Options shall be granted, and no Shares shall be issued or transferred by the Company to a Participant pursuant to the Plan unless the Plan Administrator, in its sole discretion, shall have first determined that all registrations, approvals, exemptions, and any other action required by law to be taken with respect to the Plan shall have been accomplished, including, but not limited to, such action, if any, as is then required to comply with the provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, any applicable state laws, and the requirements of any exchange on which the Stock may, at the time, be listed.

10. Employment

No employee or other person shall have any claim or right to be granted a Stock Option under the Plan. Nothing herein contained shall at any time be deemed to give any Employee the right to be retained in the employ of the Company, interfere with the right of the Company to discharge any Employee, give to the Company the right to require any Employee to remain in its employ, or interfere with any Employee's right to terminate employment.

11. Corporate Changes

         (a) If any change in the number, class, rights or designation of outstanding shares of Stock occurs by reason of a stock split, recapitalization, stock dividend, reclassification, or other similar transaction, the maximum aggregate number and class of Shares reserved under the Plan or the exercise price of all outstanding Stock Options may be appropriately adjusted by the Board whose determination in such regard shall be conclusive. When such adjustment is made, the number of Shares issuable or transferable to Participants upon the exercise of outstanding Stock Options, or the exercise price of such Options, as the case may be, shall likewise be appropriately adjusted by the Board.

         (b) If the Company becomes a party or subject to a Reorganization Transaction, or if there is an Offer for shares of the Stock, the Board may: (1) determine what Participants shall be entitled to receive, in substitution for Shares issuable or transferable to them upon the exercise of outstanding Stock Options, in the form of stock, securities, cash or other property to be received by owners of Stock of the Company as a result of such Reorganization Transaction or Offer; provided, however, that the aggregate fair market value of the stock, securities, cash or other property subject to the Options immediately after such substitution shall be no greater than the aggregate Fair Market Value of the Shares subject to such Options immediately before such substitution; (2) upon written notice to Participants, provide that the Participant's Options shall be terminated unless exercised in accordance with the Plan within thirty (30) days after the date of such notice; or (3) take any other action with respect to any outstanding Stock Options which it deems to be appropriate; provided that under no circumstances shall any such Board determination increase the length of the Exercise Periods applicable to the Options.

12. Transferability of Shares

         (a) If a Participant acquires Shares pursuant to the terms of this Plan and there is, subsequently, a Termination of Employment with the Company, either voluntarily or involuntarily, such Employee shall be obligated to offer to sell within fifteen (15) days to the Company and the Company shall be obligated to purchase from the Participant the Shares so acquired (other than Shares of the Company for which there shall be a public market). If the termination is by reason of the death of the Participant, the obligation to offer the Shares shall pass with the Shares to the Participant's executor, legal representative, distributee, or legatee. At the discretion of the Plan Administrator this Section 12 shall not apply to members of the Board of Directors who are Participants under the Plan.

               Closing with respect to the repurchase of the Shares described in the prior paragraph shall take place at the offices of the Company within thirty (30) days of the date of Termination of Employment (or, in the case of the death of the Participant, within thirty (30) days of the exercise of the Option pursuant to
               Section 7(a) hereof). At the sole discretion of the Company, however, the date of Closing may be postponed until the first business day following the date which is the one year anniversary of the date the Shares were transferred to the Participant pursuant to the Option.

               The purchase price for the Shares to be purchased hereunder, other than in the event the Participant is dismissed from Employment with the Company for cause, shall be the Fair Market Value of such Shares (determined in accordance with Section 2(f) hereof) as of the date of Termination of Employment. If a Participant is dismissed from Employment with the Company for cause, the purchase price of those Shares acquired by the

               Employee pursuant to the exercise of Stock Options shall be equal to their Fair Market Value as determined above or the Participant's exercise price for those Shares, whichever is less.

         (b) The Shares acquired pursuant to the Plan shall and all share certificates representing Shares so acquired shall contain a legend stating that transfer of such Shares is restricted in accordance with the terms of this Plan.

13. Miscellaneous

         (a) Effective Date and Duration of the Plan. This Plan shall become effective upon the approval thereof by the holders of a majority of the outstanding shares of stock of the Company entitled to vote thereon within twelve months after the Plan is adopted by the Board of Directors. Unless sooner terminated, the Plan shall terminate ten years from the date of shareholder approval, or the date the Plan is adopted, whichever is earlier.

         (b) Effect Upon Other Plans. The adoption of the Plan shall not affect any stock option or other compensation or incentive plan in effect for the Company or any Subsidiary, and the Plan shall not preclude the Board from establishing any other forms of incentive, bonus or other compensation for Employees.

         (c) Termination. The right to grant Stock Options under the Plan shall terminate automatically at the close of business on the tenth anniversary of the effective date of the Plan, and thereafter, the function of the Plan Administrator shall be limited to the administration of Options previously granted. The Board shall have the right to suspend or terminate the Plan at any time provided that no action shall, without the consent of the Participant, adversely affect any rights or obligations under any Options previously granted to the Participant. The Plan may be terminated at any time by the shareholders of the Company in the manner provided by law.

         (d) Amendment of the Plan. The Board may modify or amend the Plan in any respect, except that without shareholder approval the Board may not, unless otherwise provided specifically herein, (1) increase the maximum number of Shares set forth in Section 4(a) hereof; (2) withdraw administration of the Plan from the Plan Administrator constituted in the manner provided in Section 3(a) hereof; (3) materially increase the benefits accruing to Participants; or (4) materially modify the requirements as to eligibility for participation in the Plan as set forth in Section 5 hereof. Any modification or amendment of the Plan shall not, without the consent of the Participant, adversely affect any rights or obligations under Options previously granted to the Participant. Subject to the foregoing, the Plan may be amended at any time by the shareholders of the Company in the manner provided by law. The Plan Administrator may, with the consent of a Participant, amend an outstanding Option held by a Participant, in a manner not inconsistent with the Plan.

         (e) Assignability of Options. No Stock Options shall be assignable or transferable by a Participant except by will or by the laws of descent and distribution. During the life of the Participant, Options shall be exercisable only by such Participant. No Participant shall have any rights as a shareholder with respect to any Shares subject to an Option until the date of issuance of stock certificates to such Participant for such Shares. Except as otherwise expressly provided herein, no adjustment shall be made for dividends or other shareholder rights for which the record date is prior to the date such stock certificates are issued.

         (f) Binding Effect. Any delivery of Shares upon the exercise of Stock Options and any delivery of cash in settlement of an Option to any Participant or former Participant or such Participant's legal representative or to any beneficiary of such Participant in accordance with the provisions of this Plan shall be in full satisfaction of all claims with respect to such Options which such Participant, representative or beneficiary may have against the Company, Plan Administrator or any member of the Plan Administrator. This Plan shall be binding upon the beneficiaries, heirs, executors, administrators, distributees and assigns of the Participants and the successors and assigns of the Company.

         (g) Governing Law. This Plan shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

         (h) Compliance with Securities and Exchange Commission Rule 16b-3. Notwithstanding anything contained in this Plan to the contrary, commencing July 25, 1996, no Options shall be granted to any person who may be deemed to be an "insider" within the meaning of Securities and Exchange Commission Rule 16b-3 except as follows:

                           (i) Formula Plan for Outside Directors. Each outside
                  member of the Board of Directors (i.e., a director who is not employed by the Company) shall automatically be granted an Option for 10,000 Shares upon initial election to the Board of Directors, and each outside member of the Board of Directors shall automatically be granted an Option for 2,000 Shares every two years thereafter following re-election to the Company's Board of Directors.

                           (ii) Other Insiders. All other "insiders" shall be
                  granted Options only upon recommendation of the Committee and approval by the Board of Directors.

                           (iii) It is the intent of this subsection 13(h) that
                  profits resulting from the exercise of Options granted to "insiders" shall not be subject to the short-swing profit recovery provisions of section 16 of the Securities Exchange Act but shall instead be exempt from such provisions pursuant to Rule 16b-3 or otherwise. Accordingly, this subsection 13(h) shall be construed and administered in such a manner as to result in the foregoing.

                   [INTEGRATED SYSTEMS CONSULTING GROUP LOGO]


PROXY

                   INTEGRATED SYSTEMS CONSULTING GROUP, INC.
    This Proxy is Solicited by the Board of Directors In Connection With the
                         Annual Meeting of Shareholders
                               9:00 A.M. (E.D.T.)
                                  May 23, 1997

                     PLACE: The Philadelphia Marriott West
                            111 Crawford Avenue
                            West Conshehoken, PA

PROXY: DAVID D. GATHMAN and DAVID S. LIPSON, and each of them, are hereby appointed by the undersigned as proxies, with full power of substitution, to vote all the shares of Common Stock held of record by the undersigned on February 24, 1997 at the Annual Meeting of Shareholders of Integrated Systems Consulting Group, Inc. or at any adjournment(s) of the meeting, on each of the items on the reverse side and in accordance with the directions given therein.


                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER.         Please mark
     IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO ANY OF SUCH ITEMS, THEN THE SHARES REPRESENTED BY THIS PROXY         your vote as
     WILL BE VOTED FOR ITEMS 1, 2 AND 3.                                                                             indicated in
                                                                                                                this example [X]

1.   ELECTION OF DIRECTORS.

         FOR all nominees                WITHHOLD            NOMINEES: Frank Baldino, Jr., Melvyn E. Bergstein, Donald R. Caldwell,
       listed to the right               AUTHORITY           Mark J. Denino, David D. Gathman, David S. Lipson, James L. Mann,
     (except as indicated to      to vote for all nominees   Donna J. Pedrick, David Fehr, Michael D. Stern, Edward S.J. Tomezsko.
          the contrary)             listed to the right
                                                             WITHHELD FOR: To withhold authority to vote for any individual nominee,
              [ ]                           [ ]              write his or her name in the space below (this proxy will be voted for each nominee for whom authority to vote is not withheld):


                                                             -----------------------------------------------------------------------

2.   Proposal to amend the Corporation's    3. Proposal to ratify the appointment of KPMG   4. In their discretion, the Proxies are
     Amended and Restated 1989 Incentive       Peat Marwick, LLP, as independent auditors.     authorized to vote upon such other
     Stock Option Plan.                                                                        business as may properly come before
                                                                                               the meeting and any adjournment(s)
          FOR     AGAINST   ABSTAIN                    FOR     AGAINST   ABSTAIN               thereof.

          [ ]       [ ]       [ ]                      [ ]       [ ]       [ ]





     Signature                                                Signature                                        Date
             ------------------------------------------------         ----------------------------------------    ----------------
     NOTE: Please sign as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

----------------------------------------------------------------------------------------------------------------------------------
                                                            FOLD AND DETACH HERE